As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

ECMOHO Limited
(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

3rd Floor, 1000 Tianyaoqiao Road Xuhui District Shanghai, 200030 The People’s Republic of China +86 21-6417-2213
(Address and telephone number of registrant’s principal executive offices)

2021 Omnibus Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, New York 10168, U.S.A. +1 800- 221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Xin Li Chief Financial Officer ECMOHO Limited 3rd Floor, 1000 Tianyaoqiao Road Xuhui District Shanghai, 200030 The People’s Republic of China +86 21-6417-2213

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue,

Chaoyang District, Beijing 100022

The People’s Republic of China

+86 10-6529-8300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A ordinary shares, par value US$0.00001 per share	14,471,750(3) (4)	US$0.37 (3)	US$5,354,547.5	US$584.18

(1)	The registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-234148).
(2)

Represents Class A ordinary shares issuable pursuant to awards granted under the 2021 Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(3)

Represents Class A ordinary shares reserved for future award grants under the Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purpose of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$1.48 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Market on June 28, 2021.

(4)

Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that is forfeited, cancelled or otherwise expires for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares which may be issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the registrant are incorporated herein by reference:

(1) The registrant’s annual report on Form 20-F for the year ended December 31, 2020 (File No. 001-39121), filed with the Commission on April 30, 2021 pursuant to Section 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2) The description of the registrant’s Class  A ordinary shares contained in the registrant’s registration statement on Form 8-A (File No. 001-39121), initially filed with the Commission on November 1, 2019 under the Exchange Act, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The registrant’s third amended and restated memorandum and articles of association permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such officers and directors, other than by reason of such officer’s or director’s own dishonesty, willful default or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such officer and director in defending (whether successfully or otherwise) any civil proceedings concerning the registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, the registrant has entered into indemnification agreements, the form of which was filed as Exhibit 10.39 to the registrant’s registration statement on Form F-1, as amended (File No. 333- 233951), with its directors and executive officers that provide such persons with additional indemnification beyond that provided in its third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors or officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The registrant also maintains a directors and officers liability insurance policy for its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this registration statement (see the Exhibit Index attached hereto).

ITEM 9. UNDERTAKINGS

(a). The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b). The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1

Third amended and restated memorandum and articles of association of the registrant (incorporated herein by reference to Exhibit 3.2 to the registrant’s registration statement on Form F-1(File No. 333-233951), as amended, initially filed with the Commission on September 26, 2019)

4.2

Registrant’s Specimen Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-233951), as amended, initially filed with the Commission on September 26, 2019)

4.3

Deposit Agreement, among the registrant, Citibank, N.A., as the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 99.(A) to the registration statement on Form F-6 (File No. 333-234148), as amended, initially filed with the Commission on October 10, 2019)

4.4

Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-233951), as amended, initially filed with the Commission on September 26, 2019)

5.1*	Opinion of Walkers (Hong Kong) regarding the validity of the Class A ordinary shares being registered
10.1*	2021 Omnibus Incentive Plan
23.1*	Consent of Friedman LLP
23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP
23.3*	Consent of Walkers (Hong Kong) (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page hereto)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on June 30, 2021.

ECMOHO LIMITED

By:	/s/ Zoe Wang
Name:	Zoe Wang
Title:	Chairwoman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Zoe Wang, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Ye Greg Ye	Independent Director	June 30, 2021

/s/ Grace Fu Grace Fu	Independent Director	June 30, 2021

/s/ Leo Zeng Leo Zeng	Director	June 30, 2021

/s/ Daniel Wang Daniel Wang	Director	June 30, 2021

/s/ Zoe Wang Zoe Wang	Chairwoman and Chief Executive Office (principal executive officer)	June 30, 2021

Signature	Title	Date

/s/ Xin Li Xin Li	Chief Financial Officer (principal financial and accounting officer)	June 30, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ECMOHO Limited, has signed this registration statement or amendment thereto in New York on June 30, 2021.

Authorized U.S. Representative Cogency Global Inc.

By:	‘/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President